UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 26, 2012
(Date of Report/Date of earliest event reported)

SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	1-7626 (Commission File Number)	39-0561070 (IRS Employer Identification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)
(414) 271-6755
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the 2012 Annual Meeting of Shareholders of Sensient Technologies Corporation (the "Company"), held on April 26, 2012, the following actions were taken:

The following Directors were each elected for a one-year term of office:
Nominee	Votes For	Votes Withheld	Broker Non-Votes
Hank Brown	40,258,830	5,261,978	1,755,039
Dr. Fergus M. Clydesdale	39,426,186	6,094,622	1,755,039
James A.D. Croft	44,296,210	1,224,598	1,755,039
William V. Hickey	27,649,199	17,871,609	1,755,039
Kenneth P. Manning	44,500,386	1,020,422	1,755,039
Peter M. Salmon	45,207,659	313,149	1,755,039
Dr. Elaine R. Wedral	45,190,964	329,844	1,755,039
Essie Whitelaw	39,479,242	6,041,566	1,755,039

The compensation of the Company’s named executive officers was approved by shareholders in an advisory vote, with 37,941,197 shares voted for, 4,694,841 shares voted against, 2,884,770 shares abstaining and 1,755,039 broker non-votes.

The Company’s 2012 Non-Employee Directors Stock Plan was approved, with 44,548,780 shares voted for, 773,100 shares voted against, 198,928 shares abstaining and  1,755,039 broker non-votes.

The shareholders also approved a proposal by the Board of Directors to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors to conduct the annual audit of the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2012. The shareholders cast 46,461,191 votes in favor of this proposal, 745,325 votes against, and there were 69,331 shares abstaining.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)
By:	/s/ John L. Hammond
Name:	John L. Hammond
Title:	Senior Vice President, General Counsel and Secretary
Date:	April 27, 2012